EXHIBIT 10.6.1

                                                              September 13, 2005

American Home Mortgage Acceptance, Inc.
538 Broadhollow Road
Melville, New York  11747

      Re:   Transactions for Mortgage Loans

Ladies and Gentlemen:

            Reference is made to the Master Repurchase Agreement, dated as of March 29, 2004 (the "Master Repurchase Agreement"), by and among Lehman Brothers Inc. and Lehman Commercial Paper Inc. (collectively "Buyer") and American Home Mortgage Acceptance Inc. ("Seller"). Capitalized terms used herein but not defined herein shall have the meanings given in the Master Repurchase Agreement.

            This letter agreement (the "Letter Agreement") sets forth the terms and conditions on which the Buyer may enter into Transactions with the Seller with respect to the whole mortgage loans referenced on Schedule A attached hereto (the "Mortgage Loans"). This Letter Agreement shall be deemed to constitute a part of, and be read together with, the Master Repurchase Agreement. In the event of any inconsistency between the Master Repurchase Agreement and this Letter Agreement, this Letter Agreement shall prevail. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

            In consideration of the willingness of the Buyer to enter into Transactions for the Mortgage Loans, from time to time, the Seller and the Buyer agree as follows:

     1. Mortgage Loans. For all purposes of the Master Repurchase Agreement, all references to Securities and Purchased Securities shall be deemed to include the Mortgage Loans. This Letter Agreement shall apply to any Transaction for Purchased Securities where the Purchased Securities are the Mortgage Loans, without the requirement of any further action or notice being taken by the Buyer or the Seller. The parties hereto acknowledge and agree that the Repurchase Date for any Transaction for Mortgage Loans shall not extend beyond October 14, 2005. The Seller expressly acknowledges and agrees that the Buyer shall not have any obligation to make any future advances under the Mortgage Loans and any requirements under the Mortgage Loans to disburse additional proceeds shall be satisfied solely and exclusively by the Seller.

     2. Definitions.

     (a) The following definitions in Section 2 of the Master Repurchase Agreement are hereby deleted in their entirety and replaced with the language set forth below solely for purposes of any Transaction for the Mortgage Loans:


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


            "Buyer's Margin Percentage", 103.50%;

            "Market Value", the price at which such Mortgage Loan could readily be sold as determined by Buyer in its discretion, provided that Market Value shall be deemed zero for any Mortgage Loan with respect to which there is a breach of a representation or warranty made by Seller in the Letter Agreement;

            "Pricing Rate", the per annum percentage rate for determination of the Price Differential, which shall equal LIBOR plus 0.50% (or after the occurrence and during the continuance of an Event of Default on the part of Seller, LIBOR plus 6.00%);

     (b) The following definitions are hereby added to Section 2 of the Master Repurchase Agreement for purposes of any Transaction for the Mortgage Loans:

            "Affiliate" means, with respect to any Person, another Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

            "Capital Lease", as applied to any Person or entity, shall mean any lease of any property (whether real, personal or mixed) by that Person or entity as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person or entity.

            "Custodial Agreement" means that custodial agreement, dated as of December 3, 2004, as amended by the First Amendment to Custodial Agreement, dated as of June 10, 2005 and the Second Amendment to Custodial Agreement, dated as of the date hereof (the "Second Amendment") and as further amended, modified or supplemented from time to time, by and among Buyer, Seller and Custodian. The form of the Second Amendment is attached hereto as Schedule B.

            "Custodian" means the custodian under the Custodial Agreement. The initial custodian is Deutsche Bank National Trust Company.

            "GAAP" means with respect to the financial statements or other financial information of any Person, generally accepted accounting principles in the United States that are in effect from time to time.

            "Indebtedness" means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other


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


            than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Leases of such Person; and (f) any of the foregoing types of indebtedness of others guaranteed by such Person (without duplication).

            "LIBOR" means the rate per annum calculated two (2) Business Days prior to each Repurchase Date determined by Buyer on the basis of the offered rate for one month deposits of not less than U.S. $1,000,000, that appears on the date of determination on Dow Jones Market Service Page 3750 as of 11:00 a.m., London time (or such other page as may replace the Dow Jones Market Service Page on that service for the purposes of displaying London interbank offered rates of major banks). All percentages resulting from any calculations of LIBOR referred to in this Letter Agreement shall be rounded up to the nearest multiple of 1/100 of 1% and all U.S. Dollar amounts used in or resulting from such calculations shall be rounded to the next higher cent.

            "Material Adverse Effect" shall mean a material adverse effect on
            (a) the business, assets, property or condition (financial or otherwise) of Seller, or (b) the validity or enforceability of (i) the Master Repurchase Agreement (or any material provision thereof) or (ii) the rights, remedies or interests of Buyer hereunder or thereunder.

            "Mortgage" means a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid, enforceable first or second lien on, or a first or second priority ownership interest in an estate in fee simple in, real property and the improvements thereon, securing a mortgage note or similar evidence of indebtedness.

            "Mortgage Note" means a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.

            "Mortgaged Property" means the real property securing repayment of the debt evidenced by a Mortgage Note.

            "Person" means an individual, partnership, limited liability company, corporation, joint stock company, trust or unincorporated organization or a governmental agency or political subdivision thereof.

            "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by


                                  Schedule D-3
            reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Seller.

            "Uniform Commercial Code" means the Uniform Commercial Code as in effect on the date in effect from time to time in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     (c) The following definitions in Section 2 of the Master Repurchase Agreement are hereby deleted for purposes of any Transaction for the Mortgage
Loans: "Margin Excess", "Seller's Margin Amount" and "Seller's Margin
Percentage".

      3. Margin Excess. Section 4(b) of the Master Repurchase Agreement (and all references to Section 4(b) in any other Section of the Master Repurchase Agreement) are hereby deleted in their entirety.

      4. Purchase Price; Maximum Purchase Price. The Purchase Price with respect to any Transaction for the Mortgage Loans shall be equal to, with respect to each Mortgage Loan, 98% of the lesser of (a) the Market Value of such Mortgage Loan and (b) the outstanding principal balance of such Mortgage Loan, provided that the maximum Purchase Price with respect to all Transactions for the Mortgage Loans shall be equal to $500,000,000.

      5. Security Interest. Solely for purposes of any Transaction for the Mortgage Loans, Section 6 of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

      (a) Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Mortgage Loans and not loans from Buyer to Seller secured by the Mortgage Loans. However, in order to preserve Buyer's rights under the Master Repurchase Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans, and as security for the performance by Seller of all of Seller's obligations to Buyer under, the Master Repurchase Agreement and the Transactions entered into pursuant to the Master Repurchase Agreement, Seller grants to Buyer a security interest in the Mortgage Loans, servicing records, purchase commitments, insurance and guarantees relating to the Mortgage Loans, Mortgage Notes, Mortgages, income, any and all hedges, any and all servicing agreements and any and all collection accounts and escrow accounts relating to the Mortgage Loans and all cash or other property or amounts on deposit therein and any other general intangibles, instruments, supporting obligations, and other assets relating to the Mortgage Loans or any interest in the Mortgage Loans and the servicing of the Mortgage Loans and any and all replacements or substitutions for,


                                  Schedule D-4
distributions on or proceeds of any and all of the foregoing (collectively, and together with any other property or interests in which Seller grants a security interest to Buyer, the "Collateral").

      (b) Seller shall pay all fees and expenses associated with perfecting and maintaining Buyer's security interest (and ownership interest) in the Collateral (including the cost of filing financing statements under the Uniform Commercial Code and recording assignments of Mortgage, as and when required by Buyer in its discretion). Seller shall take such further actions as are necessary in order to perfect Buyer's first priority security interest in any hedges.

      6. Payment, Transfer and Custody. Solely for purposes of any Transaction for the Mortgage Loans, Section 7 of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

      (a) On the Purchase Date for each Transaction, ownership of the Mortgage Loans shall be transferred to Buyer or its designee (including Custodian) against the simultaneous transfer of the Purchase Price to an account of Seller specified in the Confirmation. Seller, simultaneously with the delivery to Buyer or its designee (including Custodian) of the Mortgage Loans relating to each Transaction, hereby sells, transfers, conveys and assigns to Buyer or its designee (including Custodian) without recourse, but subject to the terms of the Master Repurchase Agreement, all the right, title and interest of Seller in and to the Mortgage Loans together with all right, title and interest in and to the proceeds of any related insurance policies.

      (b) In connection with each sale, transfer, conveyance and assignment, on or prior to each Purchase Date with respect to each Mortgage Loan, Seller shall deliver or cause to be delivered and released to Custodian the following original documents (collectively the "Mortgage File"), pertaining to each of the Mortgage Loans delivered therewith:

                  (i) the original Mortgage Note bearing all intervening
            endorsements (or allonges), endorsed "Pay to the order of ___________, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[the Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[the Last Endorsee], formerly known as [previous name]");

                  (ii) the original of any guarantee executed in connection with the Mortgage Note (if any);

                  (iii) the original Mortgage with evidence of recording thereon or a copy certified by Seller, its agent or the title company on behalf of Seller that have been sent for recording;

                  (iv) the originals of all assumption, modification,
            consolidation or extension agreements, with evidence of recording thereon or copies certified by Seller, its agent or the title company on behalf of Seller to have been sent for recording, if any;


                                  Schedule D-5

                  (v) the original assignment of Mortgage in blank for each
            Mortgage Loan, in form and substance acceptable for recording and signed in the name of the last endorsee thereof (in the event that the Mortgage Loan was acquired by the last endorsee in a merger, the signature must be in the following form: "[the last endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[the last endorsee], formerly known as [previous name]");

                  (vi) the originals of all intervening assignments of mortgage with evidence of recording thereon or copies certified by Seller to have been sent for recording, if any;

                  (vii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if any); and

                  (viii) the original power of attorney, if any, or a copy
            thereof certified by Seller to have been sent for recording, for any document described above.

      (c) With respect to each Mortgage Loan delivered by Seller to Buyer or its designee (including Custodian), Seller shall have executed an omnibus power of attorney irrevocably appointing Buyer its attorney-in-fact with full power to complete and record the assignment of Mortgage, complete the endorsement of the Mortgage Note and take such other steps as may be necessary or desirable to enforce Buyer's rights against such Mortgage Loans, the related Mortgage Files and the servicing records.

      (d) Buyer shall deposit the Mortgage Files representing the Mortgage Loans, or direct that the Mortgage Files be deposited directly, with Custodian. The Mortgage Files shall be maintained in accordance with the Custodial Agreement.

      (e) Any Mortgage Files not delivered to Buyer or its designee (including Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Mortgage File and the originals of the Mortgage File not delivered to Buyer or its designee. The possession of the Mortgage File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Mortgage Loan to Buyer. Seller or its designee (including Custodian) shall release its custody of the Mortgage File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan by Seller.

      7. Representations and Warranties. In addition to the representations and warranties set forth in Section 10 of the Master Repurchase Agreement, but solely for purposes of any Transaction for the Mortgage Loans pursuant to this Letter Agreement, the following shall apply:


                                  Schedule D-6

      (a) Seller represents and warrants to Buyer that as of the Purchase Date for the purchase of any Mortgage Loans by Buyer from Seller and as of the date of this Letter Agreement and any Transaction hereunder and at all times while this Letter Agreement and any Transaction for Mortgage Loans hereunder is in full force and effect:

                  (i) Organization. Seller is duly organized, validly existing and in good standing under the laws of the State of Maryland and is duly licensed, qualified, and in good standing in every state where Seller transacts business and in any state where any Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Seller, as the case may be, therein, except where the failure to be so licensed, qualified, and in good standing would not result in a Material Adverse Effect.

                  (ii) No Litigation. There is no action, suit, proceeding,
            arbitration or investigation pending or, to Seller's knowledge, threatened against Seller which, either in any one instance or in the aggregate, is likely to result in any Material Adverse Effect.

                  (iii) No Broker. Seller has not dealt with any broker,
            investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Mortgage Loans pursuant to the Master Repurchase Agreement.

                  (iv) Good Title to Collateral. The Mortgage Loans shall be free and clear of any lien, encumbrance or impediment to transfer, and Seller has good, valid and marketable title and the right to sell and transfer such Mortgage Loans to Buyer free and clear of all liens.

                  (v) Delivery of Mortgage File. With respect to each Mortgage
            Loan, the Mortgage Note, the Mortgage, the assignment of Mortgage and any other documents required to be delivered under this Letter Agreement and the Custodial Agreement for the Mortgage Loans have been or will be delivered to Custodian. Seller or its designee is in possession of a complete, true and accurate Mortgage File with respect to the Mortgage Loans, except for such documents that have been delivered to Custodian.

                  (vi) Selection Process. The Purchased Mortgage Loans were
            selected from among the outstanding mortgage loans in Seller's portfolio as to which the representations and warranties set forth in this Letter Agreement could be made and such selection was not made in a manner so as to affect adversely the interests of Buyer.

                  (vii) No Untrue Statements. Neither this Letter Agreement nor any written statement made, or any report or other document issued or delivered or to be issued or delivered by Seller, pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material


                                  Schedule D-7
            fact or omits to state a material fact necessary to make the statements contained herein not misleading.

                  (viii) Origination Practices. The origination practices used by Seller with respect to each Mortgage Loan (A) have been and are in all respects legal and proper in the mortgage origination business and (B) are in accordance with the underwriting guidelines previously supplied by Seller to Buyer.

                  (ix) Performance of Agreement. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Master Repurchase Agreement on its part to be performed.

                  (x) Seller Not Insolvent. Seller is not, and with the passage of time does not expect to become, insolvent.

                  (xi) No Event of Default. No default or Event of Default has occurred and is continuing hereunder.

                  (xii) Financial Condition.

                        (A) The consolidated balance sheet of American Home
                  Mortgage Investment Corp. and its respective consolidated Subsidiaries, as at March 31, 2005, and the related consolidated statements of income and of cash flows for the quarter ended on such date, copies of which have heretofore been furnished to Buyer, are complete and correct and present fairly in accordance with GAAP the consolidated or consolidating financial condition of each such Person and its Subsidiaries as at such dates, and the results of their operations and their cash flows for the quarter then ended.

                        (B) All such financial statements, including the related
                  schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.

                        (C) Neither American Home Mortgage Investment Corp. nor
                  any of its Subsidiaries had, at the date of the most recent financial statements referred to above, any material guarantee obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment (including any interest rate or foreign currency swap or exchange transaction, or other financial derivative), that is not reflected in the foregoing statements or in the notes thereto.

                  (xiii) No Change. Since June 30, 2005, there has been no
            development or event, nor any prospective development or event, which has had or is reasonably expected to have a Material Adverse Effect.


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


                  (xiv) Corporate Power; Compliance with Law. Seller (a) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee, to carry on its business as now being or as proposed to be conducted, to originate, acquire and own Mortgage Loans, to sell and repurchase such Mortgage Loans pursuant to this Agreement, and to make, deliver and perform the Master Repurchase Agreement, and (b) is in compliance in all material respects with all legal requirements (including environmental law and the Real Estate Settlement Procedures Act, the Home Ownership and Equity Protection Act and related state law).

                  (xv) Enforceability. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (xvi) Collateral; Collateral Security.

                        (A) If the Transactions are recharacterized as secured
                  financings, the provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Collateral.

                        (B) Upon receipt by Custodian of each Mortgage Note,
                  endorsed in blank by a duly authorized officer of Seller, Buyer shall have a fully perfected first priority security interest therein, in the Mortgage Loan evidenced thereby, and Seller's interest in the related Mortgaged Property.

                        (C) Financing Statements on Form UCC-1 having been filed
                  naming Buyer as "Secured Party" and Seller as "Debtor", and describing the Collateral, the security interests granted hereunder in the Collateral (other than Mortgage Notes) will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code.

                  (xvii) Taxes. Seller has filed all Federal income tax returns and all other material tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any claims or assessment received by it, except for any such taxes or assessments, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in conformity with GAAP have been established. No tax lien has been filed against Seller.


                                  Schedule D-9

                  (xviii) Investment Company Act; Other Regulations. Seller is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (xix) Subsidiaries. Seller has provided to Buyer a true,
            complete and correct schedule of all of its Subsidiaries in existence as of the date hereof.

      (b) Seller represents and warrants to Buyer that each Mortgage Loan sold hereunder and each pool of Mortgage Loans sold in a Transaction hereunder, as of the related Purchase Date, conforms in all material respects to the representations and warranties set forth in Schedule C attached hereto. It is understood and agreed that the representations and warranties set forth in Schedule C hereto, if any, shall survive delivery of the respective Mortgage File to Buyer or its designee (including Custodian).

      (c) On the Purchase Date for any Transaction, Seller shall be deemed to have made all the foregoing representations as of such Purchase Date.

      8. Events of Default. In addition to the Events of Default set forth in
Section 11 of the Master Repurchase Agreement, but solely for purposes of any Transaction for the Mortgage Loans pursuant to this Letter Agreement, the following shall be deemed Events of Default on the part of Seller for all purposes of the Master Repurchase Agreement:

                  (i) any governmental, regulatory, or self-regulatory authority takes any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Seller or any of its Affiliates, including suspension as an issuer, lender or seller/servicer of mortgage loans, which action results in a Material Adverse Effect, and which continues for more than 24 hours;

                  (ii) Seller dissolves, merges or consolidates with another entity (unless (A) it is the surviving party or (B) the entity into which it merges has equity and a market value of at least that of Seller immediately prior to such merger and such entity and expressly assumes its obligations under the Master Repurchase Agreement), or sells, transfers, or otherwise disposes of a material portion of its business or assets, except for the sale or transfer of Mortgage Loans in the ordinary course of business;

                  (iii) Buyer, in its reasonable good faith judgment, believes that there has been a material adverse change in the business, operations, corporate structure or financial condition of Seller or that Seller will not meet any of its obligations under the Master Repurchase Agreement or any other agreement between the parties;

                  (iv) Guarantor or any of its Subsidiaries shall fail to
            perform or shall violate the Master Repurchase Agreement or any other agreement or instrument between any of them and Buyer or any of its Affiliates and such failure or violation continues unremedied after any applicable grace period therefor, or Guarantor or any of Guarantor 's Subsidiaries shall fail to pay when due or within any applicable grace period therefor any portion of any single obligation


                                  Schedule D-10
            constituting Indebtedness of Guarantor or any of Guarantor's Subsidiaries in excess of $2,500,000; or any default or other event shall occur under or with respect to any agreement under which any single obligation constituting Indebtedness of Guarantor or any of Guarantor's Subsidiaries in excess of $2,500,000 was created or is governed, the effect of which is to cause, or to permit the holder or holder of such indebtedness to cause, such indebtedness to become due prior to its stated maturity; or any single obligation constituting indebtedness of Guarantor or any of Guarantor's Subsidiaries in excess of $2,500,000 shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled payment), prior to the stated maturity thereof;

                  (v) A final judgment by any competent court in the United
            States of America for the payment of money in an amount of at least $2,500,000 is rendered against Seller, and the same remains undischarged or unpaid for a period of thirty (30) days during which execution of such judgment is not effectively stayed;

                  (vi) This Letter Agreement shall for any reason cease to
            create a valid, first priority security interest in any of the Mortgage Loans purported to be covered hereby;

                  (vii) any Person or entity or any group (within the meaning of
            Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of Persons and/or entities, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, in one or more transactions, of securities of Seller (or other securities convertible into such securities) representing more than 50% of the combined voting power of all securities of such entity entitled to vote in the election of directors (other than the Person or entities owning such securities on the date of this Letter Agreement or any other Affiliate of Seller); or

                  (viii) Guarantor revokes its status as a REIT or ceases to qualify as a REIT or Seller ceases to qualify as a qualified REIT subsidiary as defined in Section 856 of the Internal Revenue Code.

      9. Remedies. In Section 11(d)(i) of the Master Repurchase Agreement, the phrase in the eighth through tenth lines which reads "the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source," is hereby deleted in its entirety with respect to any Transaction for Mortgage Loans and replaced with the following: "the Market Value of the Mortgage Loans".

      10. Guaranty. On the date hereof, American Home Mortgage Investment Corp. (in such capacity, the "Guarantor") shall deliver to the Buyer a Guaranty of the full and timely payment of the Repurchase Price with respect to any Transaction for the Mortgage Loans, the form of which is attached hereto as Schedule D.


                                  Schedule D-11

      11. Indemnification. Seller agrees to hold Buyer harmless from and indemnify Buyer (and its directors, officers, employees and agents) against all liabilities, losses, damages, judgments, reasonably incurred out-of-pocket costs and expenses of any kind that may be imposed on, incurred by or asserted against Buyer (collectively, the "Costs") relating to or arising out of the Transactions for Mortgage Loans or the Master Repurchase Agreement, including reasonable legal costs and settlement costs, except if a court of competent jurisdiction determines by final and nonappealable judgment that such losses, liabilities, claims, damages or expenses result from the gross negligence or willful misconduct of the indemnified party ("Excluded Causes"). Without limiting the generality of the foregoing, Seller agrees to hold Buyer harmless from and indemnify Buyer against all Costs with respect to all Mortgage Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including ERISA, the Truth in Lending Act, the Home Ownership and Equity Protection Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than Excluded Causes. In any suit, proceeding or action brought by Buyer in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, Seller will save, indemnify and hold Buyer harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse Buyer as and when billed by Buyer for all Buyer's ongoing due diligence and auditing expenses and costs and expenses incurred in connection with the enforcement or the preservation of Buyer's rights under the Master Repurchase Agreement or any Transaction for Mortgage Loans contemplated hereby, including the reasonable fees and disbursements of its counsel and other third party agents. Seller hereby acknowledges that the obligation of Seller hereunder is a recourse obligation of Seller.

      12. Expenses. Seller shall be responsible for (a) all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution, delivery and administration of this Letter Agreement and any amendment or waiver with respect thereto (including reasonable fees and disbursements and other charges of counsel), (b) all out-of-pocket costs and expenses incurred by Buyer in connection with the enforcement of this Letter Agreement (including the fees and disbursements and other reasonable charges of counsel) and (c) ongoing due diligence and auditing expenses of Buyer (including reasonable fees and disbursements of third party agents).

      13. Servicing. Seller (directly or through an Affiliate of Seller) shall service the Mortgage Loans in accordance with standards as are customary with other prudent mortgage lenders with respect to mortgage loans similar to the Mortgage Loans and are acceptable to Buyer. In the event that Buyer must liquidate the Mortgage Loans after an Event of Default, Seller acknowledges such Mortgage Loans may be sold on a servicing-released basis and that no servicing termination fee will be payable to Seller or any sub-servicers, if applicable. Any sub-servicer that is not an Affiliate of Seller must be approved by Buyer.

      14. Collateral Information. On each Purchase Date (with respect to Mortgage Loans purchased on such date) and by no later than the fifth business day of each month (with respect to all Mortgage Loans subject to Transactions as of the last day of the preceding month), Seller

                                  Schedule D-12
shall deliver to Buyer, either by direct modem electronic transmission or via a computer diskette, information in Excel format with respect to each Mortgage Loan the following data: (i) loan ID, (ii) borrower name, (iii) property address, (iv) property city and state, (v) property zip code, (vi) credit limit,
(vii) current drawn balance, (viii) current interest rate, (ix) index, (x) margin, (xi) interest rate adjustment frequency, (xii) maximum rate adjustment (lifetime cap), (xiii) any other interest rate caps, (xiv) teaser rate and expiry (if applicable), (xv) original term to maturity, (xvi) draw/repayment period, (xvii) max draw, (xviii) paydown, (xix) draw in most recent period, (xx) total draws, (xxi) origination date, (xxii) first payment date, (xxiii) lien position, (xxiv) appraisal value (and purchase price if applicable), (xxv) appraisal type, (xxvi) type of AVM used (if applicable), (xxvii) senior lien balance(s), (xxviii) combined loan-to-value (or LTV as applicable), (xxix) property type, (xxx) occupancy status, (xxxi) loan purpose, (xxxii) document type (full, limited, stated, etc.), (xxxiii) asset verification (yes/no), (xxxiv) FICO Score (current and original), (xxxv) date of FICO score, (xxxvi) payment history, (xxxvii) prepayment penalty type & duration (if applicable), and (xxxviii) flag for employee accounts.


                                  Schedule D-13

            Please indicate your agreement to the terms and conditions of this Letter Agreement in the space provided below where upon this Letter Agreement shall become a binding agreement between us.

                                         Very truly yours,

                                         LEHMAN BROTHERS INC.


                                         By: /s/ Thomas J. O'Hara
                                            ------------------------------------
                                            Name:  Thomas J. O'Hara
                                            Title: Senior Vice President


                                         LEHMAN COMMERCIAL PAPER INC.


                                         By: /s/ Thomas J. O'Hara
                                            ------------------------------------
                                            Name:  Thomas J. O'Hara
                                            Title: Senior Vice President

Accepted and Agreed as of
the date first above written:

AMERICAN HOME MORTGAGE ACCEPTANCE, INC.


By: /s/ Alan Horn
   ------------------------------------
   Name: Alan Horn
   Title: Executive Vice President
   Secretary, and General Counsel



                                  Schedule D-14